UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

Effective November 30, 2012, Yinfu Gold Corporation (the Company”), has entered into a definitive agreement to acquire a 100% interest in the Dabao Lead-Zinc mine, in Yunnan, China. The agreement was executed between Element Resources International Limited, a wholly owned subsidiary of the Company and Yunnan Qiaojia County Jintang Xiang Dabaochang Lead-Zinc Mine Company Ltd. Yinfu management negotiated terms to acquire a 100% ownership of the Yunnan Qiaojia County Jintang Xiang Dabaochang Lead-Zinc Mine Company Ltd., for 50.12 million restricted Yinfu Gold Corporation common shares. The Dabao mine has a permit with an area of 1.0382 square kilometers, which is valid until 12-09-2019, with a capacity of 30,000 tons of zinc ore per year

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.27	Acquisition Agreement Element Resources International Limited, a wholly owned subsidiary of the Company and Yunnan Qiaojia County Jintang Xiang Dabaochang Lead-Zinc Mine Company Ltd.’ dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director